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                         CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Office Products Company of our report dated April 17, 1996, relating to the financial statements of Prudential of Florida, Inc. which appear in the Current Report on Form 8-K, dated July 16, 1996 of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.


Joel S. Baum


January 8, 1997